Exhibit 10.71
PROMISSORY NOTE

$50,000	Orange County, California
July 2, 2010

FOR VALUE RECEIVED, the undersigned, Location Based Technologies, Inc., a Nevada corporation  (referred to herein as the “Borrower” or “Company”), hereby unconditionally promises to pay to the order of Robert Freedman  its endorsees, successors and assigns (the “Holder” or “Lender”), in lawful money of the United States, at 226 23rd Street, Santa Monica, CA 90402 or such other address as the Lender may from time to time designate, the principal sum of Fifty Thousand Dollars ($50,000).

1.      Terms of Repayment and Conversion.  Principal of and interest on this Note shall be due in thirty (30) days from date of receiving the funds.

a.    Upon the execution and delivery of this Note, the Holder shall disburse to the Borrower the sum of $50,000, which is the principal amount. All amounts outstanding under this Note shall mature and become due and payable in full on August 2,  2010 (the "Maturity Date"), subject to any prior payment required by this Note.

b.    The Holder shall receive the stock certificate(s) within five (5) business days following the date of deposit.  The certificate shall be issued to: Marc Sidoti in the amount of 100,000 shares.

2.      Interest Rate.  This Note shall accrue interest on the principal for a period of one (1) month from the date of this Note at a rate of fifteen percent (15%) per annum (the “Interest Rate”) or $625 for the thirty days.  All payments hereunder are to be applied first to the payment of accrued interest, and the remaining balance to the payment of principal.

3.      Events of Default.  If any of the events of default specified in this Section shall occur, Holder may, so long as such condition declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

a.    Default in the payment of the principal or unpaid accrued interest of this Note when due and payable;

4.      Successors and Assigns: Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.  The Company may not assign this Note or any of the rights or obligations referenced herein without the prior written consent of Holder.

5.      Governing Law.  This agreement is entered into in Orange County, California, and shall be construed in accordance with and governed by the laws of the State of California applicable to contracts made and to be performed in California.  Further, the parties agree that venue shall rest solely and exclusively in Orange County, California, and any challenge or objection thereto is hereby waived.

6.      Notices.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given as of the date if delivered in person or by telecopy, on the next business day, if sent by a nationally recognized overnight courier service, and on the second business day if mailed by registered mail, return receipt requested, postage prepaid, and if addressed to the Company then at its principal place of business, or if addressed to the Holder, then the last known address on file with the Company.

If to the Company:	Location Based Technologies, Inc.
38 Discovery - 150
Irivne, CA 92618
Facsimile Number: (714) 200-0287
E-mail: joseph@pocketfinder.com

If to Lender:	Robert Freedman
226 23rd Street
Santa Monica, CA 90402
E-mail: freedmanr@aol.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties

7.      Heading; References.  The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

8.      Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto in respect of the terms of this Note by the Holder and by the Company, superseding all negotiations, prior discussions, prior written, implied and oral agreements, preliminary agreements and understandings with Company or any of its officers, employees or agents.

IN WITNESS WHEREOF, the Borrower has executed this Senior Secured Promissory Note as of the date first set forth above.

Borrower:

LOCATION BASED TECHNOLGIES, INC.

By:		By:
	David M. Morse		Joseph F. Scalisi
	CEO & Chairman		CDO & President

Date:	July 2, 2010	Date:	July 2, 2010

Lender:

By:
Printed Name: Robert Freedman
Date:

Deposit Instructions

Bank of America
ABA 026009593
19601 Yorba Linda Blvd.
Yorba Linda, CA 92886
Telephone: 714.524.4624

Account Name: Location Based Technologies, Inc.
Account Number: 21558-40970
Company Address: 38 Discovery – Suite 150, Irvine, CA 92618
Company Telephone: 949-788-0848